EXHIBIT 23.1



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Smart Choice Automotive Group, Inc.
Titusville, Florida


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 13, 1997 relating to the financial statements of Eckler Industries, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                   /s/ BDO SEIDMAN, LLP
                                                   --------------------
                                                   BDO Seidman, LLP


Orlando, FLorida
July 17, 1998